UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 11, 2024
PetMed Express, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-28827	65-0680967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
420 South Congress Avenue, Delray Beach, Florida 33445
(Address of principal executive offices) (Zip Code)
(561) 526-4444
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	PETS	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the
Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Officer

On September 11, 2024, the Board of Directors of PetMed Express, Inc. (“Company”) appointed Robyn D’Elia to serve as the Company’s Chief Financial Officer and to assume the duties of principal financial officer effective September 16, 2024 (“Effective Date”).

Ms. D’Elia, age 52, brings over 25 years of experience in financial leadership and strategic planning across multiple industries. Before joining PetMeds, Ms. D’Elia served as CFO at Odeko, a privately held all-in-one operations partner for independent coffee shops, cafes and other shops, from 2022 to 2024. Prior to that, she spent 24 years at Bed Bath & Beyond, a Fortune 500 multi-channel retailer, where she held senior leadership roles of progressive responsibility within the finance organization including serving as CFO from 2018 to 2020. She oversaw significant financial growth with the company’s revenue expanding from $800 million to $11.5 billion, including $2 billion from digital channels. In 2020, Ms. D’Elia founded RMD Advisory, a consulting firm providing services in strategic planning, M&A, FP&A, and corporate governance. Through RMD, she advised a range of startup and public companies including Aerie Pharmaceuticals, which benefited from her leadership in cost reduction initiatives, contributing to its sale to Alcon for $930 million in 2022. Robyn also serves as a Board Member and Audit Committee Chair for itel, a privately held data and technology company that optimizes the property insurance claims process, a position she has held since 2021. Ms. D’Elia holds a Bachelors of Science in Accounting from Seton Hall University.

Robyn D’Elia Offer Letter

Ms. D’Elia’ Employment Agreement provides for an employment term of 3 years. As provided in the Employment Agreement, Ms. D’Elia will serve the Company on a full-time basis and will receive an annual base salary of $425,000, which may be increased in the discretion of the Company’s board of directors (the “Board”)(but may not be decreased other than as part of a proportionate reduction in management salaries and wages applicable to all senior management). Ms. D’Elia will also receive customary expense reimbursement (in accordance with the Company’s standard policies), and will receive the medical, health, and other benefits provided to Company employees generally, including participation in the Company’s 401(k) plan on the same basis as other employees generally. The Employment Agreement provides that Ms. D’Elia will be eligible to receive an annual performance bonus based on annual performance goals determined by the Board, with a target annual bonus of 75% of Ms. D’Elia’s base salary and a maximum bonus of 150% of base salary, pro rata for the Company’s fiscal year ending March 31, 2025. The agreement includes customary restrictive covenants, including confidentiality and non-solicitation covenants and a one-year post-employment non-compete restriction.

Under the Employment Agreement, Ms. D’Elia will be entitled to equity grants under the Company’s current or future equity plans, as follows: On September 16, 2024, Ms. D’Elia will receive a grant of restricted stock units (“RSUs”) equal to $1,000,000 divided by the Reference Price. The “Reference Price” shall be an amount equal to the higher of (i) the closing price of Company’s common stock on the Nasdaq Stock Market on the date of grant, and (ii) $4.00 per share (with foregoing clause (ii) being subject to equitable adjustment by the Board for stock splits, stock dividends, reverse stock splits, and the like occurring after the date of this Agreement). Such RSUs will vest in one-third increments on each of the first 3 anniversaries of the date of grant so long as Ms. D’Elia continues to be employed by the Company on each vesting date, and such RSUs will otherwise contain the standard provisions for RSU grants by the Company. Thereafter, Ms. D’Elia will be entitled to annual grants of RSUs and performance stock units (“PSUs”) consisting of a number of RSUs equal to $240,000 divided by the Reference Price and a number of PSUs equal to $360,000 divided by the Reference Price. The RSUs included in any such annual grants will vest in the same manner as the initial RSU grant, and the PSUs will vest if the PSU performance goals as determined by the Board are achieved, and will be earned over a three-year performance period.

The Employment Agreement provides that Ms. D’Elia’s employment may be terminated by either the Company or Ms. D’Elia at any time prior to the scheduled expiration date of the agreement, subject to notice requirements and subject to certain potential severance payment obligations based on the nature of the termination. Specifically, Ms. D’Elia’s employment may be terminated by the Company with or without “Cause” (as defined in the Employment Agreement) or by Ms. D’Elia with or without “Good Reason” (as defined in the Employment Agreement). “Cause” is customarily defined to include a material breach of the Employment Agreement, commission of a felony, and certain types of dishonesty and misconduct, all as more particularly defined in the Employment Agreement. “Good Reason” includes certain material adverse changes in Ms. D’Elia’s duties, responsibilities, functions or title with the Company or a material breach of the Employment Agreement by the Company, as more particularly defined in the Employment Agreement.

In the event that the Company terminates Ms. D’Elia’s employment without Cause, or Ms. D’Elia resigns for Good Reason in the manner described or required in the Employment Agreement, the agreement provides that Ms. D’Elia will be entitled to receive, contingent on Ms. D’Elia delivering a general release of claims to the Company, severance compensation in the form of continuation of her base salary in effect at the time of termination, as well as reimbursement for COBRA premiums, for a period of 12 months after termination, she will also be eligible for a pro rata cash payment based on the achievement of performance goals related to her annual bonus opportunity as determined by the Board, and vesting of unvested RSUs and PSUs then held by her in the manner specified in the Employment Agreement. If such termination of employment occurs during the 12-month period following a “Change of Control” (as defined in the Employment Agreement), then Ms. D’Elia would be entitled to receive, contingent on delivery of a general release to the Company, severance compensation in the form of continuation of her base salary in effect at the time of termination and reimbursement for COBRA premiums for a period of 12 months after termination, she will also be eligible for a pro rata cash payment based on the achievement of performance goals related to her annual bonus opportunity as determined by the Board and accelerated vesting of all unvested RSUs then held by her, and vesting of unvested PSUs then held by her in the manner specified in the Employment Agreement.

The description in this report of Ms. D’Elia’s Offer Letter does not purport to be complete, and is qualified in its entirety by reference to the full text of the Offer Letter attached hereto as Exhibit 10.1, which is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure

On September 12, 2024, the Company issued a press release announcing the appointment of Ms. D’Elia as Chief Financial Officer of the Company. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 and the related information in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing made by the Company under the Securities Act or the Exchange Act except as set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1	Executive Employment Agreement by and between PetMed Express, Inc. and Robyn D’Elia
99.1	Press Release dated September 12, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL)

Forward-Looking Statements

This Current Report on Form 8-K, including Exhibit 99.1, contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. From time to time, the Company may also provide oral or written forward-looking statements in other materials the Company releases to the public. Such forward-looking statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Statements that refer to future events or circumstances are forward-looking statements, and include, but are not limited to, the Company’s expectations regarding the appointment of Ms. D’Elia as Chief Financial Officer. In addition, statements that the Company makes in this Current Report on Form 8-K that are not statements of historical fact may also be forward-looking statements. Words such as “expects,” “intends,” “goals,” “plans,” “believes,” “continues,” “may,” “should,” “anticipate,” “seek,” “estimate,” “outlook,” “future benefits,” “potential,” "estimates," "anticipates," and variations of such words and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual results to be materially different from those indicated (both favorably and unfavorably). These statements are based on our beliefs, as well as assumptions we have used based upon information currently available to us. Because these statements reflect our current views concerning future events, these statements involve risks, uncertainties, and assumptions. For further information on other risk factors, please refer to the “Risk

Factors” contained in the Company’s Form 10-K, under Part I, Item 1A, for the year ended March 31, 2024 filed with the Securities and Exchange Commission. Caution should be taken not to place undue reliance on any such forward-looking statements. Forward-looking statements speak only as of the date when made and the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 11, 2024

PETMED EXPRESS, INC.
By:	/s/ Sandra Compos
Name:	Sandra Campos
Title:	Chief Executive Officer and President
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